UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2009

TWO RIVERS WATER COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 200, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

Navidec Financial Services, Inc.
(Former Name or Address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into A Material Definitive Agreement.

Extension of Purchase Agreements

This filing updates the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2009.

On August 17, 2009, Two Rivers Water Company (“Two Rivers” or “Company”) through its wholly owned subsidiary, TRWC, and a non-affiliate Two Rivers Basin, LLC (“TRB”), a Colorado limited liability company, formed HCIC Holdings, LLC (“HCIC”), a Colorado limited liability company.

Originally, HCIC was given options for the acquisition of 93% of the Mutual Ditch Company that expired December 20, 2009.  In addition to the purchase of 18% of the Mutual Ditch Company, HCIC has received extensions on options to acquire approximately 45% of the Mutual Ditch Company.  The majority of the option extensions expire February 1, 2010.

Further, HCIC has extended another option to purchase an approximate additional 11% of the Mutual Ditch Company, which will expire March 15, 2010.  If all options are exercised, ownership of the Mutual Ditch Company by HCIC will be approximately 74%.

SECTION 7 – REGULATION FD

Item 7.01 – Regulation FD Disclosure

Press Release

The  information  in this Item 7.01 of this Current Report is furnished pursuant to  Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes  of  Section  18  of  the  Exchange  Act,  or  otherwise subject to the liabilities  of that Section. The information in this Current Report on Form 8-K shall  not  be  deemed  incorporated  by  reference  into  any  filing under the Securities  Act  or  the  Exchange  Act  regardless of any general incorporation language  in  such  filing.

On December 21, 2009, the Company issued a press release.  The text of the press release is attached herewith as Exhibit 99.1.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.                      Description

10.1                      HCIC Extension Agreement
99.1                      Press Release, dated December 21, 2009

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY (Registrant)
Dated: December 23, 2009	By: /s/ Wayne Harding Wayne Harding, Chief Financial Officer